Exhibit 99.2

Geron Corporation Announces Up to $375 Million in Funding with Royalty Pharma and Pharmakon Advisors

Geron received $250 million in gross proceeds at closing, with access to an additional $125 million in debt

Strengthens balance sheet to support the commercial launch of RYTELO™ in the U.S. and potential launch in the EU, the ongoing Phase 3 IMpactMF trial in relapsed/refractory myelofibrosis, and other uses

FOSTER CITY, Calif., November 7, 2024 -- Geron Corporation (Nasdaq: GERN), a commercial-stage biopharmaceutical company aiming to change lives by changing the course of blood cancer, today announced up to $375 million in synthetic royalty and debt financings with Royalty Pharma and investment funds managed by Pharmakon Advisors, LP, of which $250 million in cash was provided at closing and another $125 million in debt is available. The transactions are comprised of a $125 million synthetic royalty with Royalty Pharma and $250 million of committed senior secured debt with investment funds managed by Pharmakon Advisors, LP.

“The substantial financial commitment of exceptional long-term partners like Royalty Pharma and Pharmakon Advisors strengthens our cash position and further solidifies our balance sheet, while providing flexibility to invest in our future,” said Michelle Robertson, Geron’s Executive Vice President, Chief Financial Officer. “We believe that the terms reflect the significant commercial potential of RYTELO. The proceeds are expected to enable us to support the commercial launch of RYTELO in the U.S. and potential launch in the EU, complete our Phase 3 IMpactMF trial in relapsed/refractory myelofibrosis, invest in supply chain redundancy for RYTELO, and our general working capital requirements.”

Royalty Pharma has provided $125 million at closing and will receive tiered royalty payments on U.S. net sales of RYTELO, ranging from 7.75% of annual net sales up to $500 million, 3.0% of annual net sales between $500 million and $1.0 billion, and 1.0% of annual net sales over $1 billion. Payments to Royalty Pharma will cease if the aggregate royalties payable through June 30, 2031 reach a multiple of 1.65 its investment, otherwise the royalty payments will continue until Royalty Pharma receives a multiple of 2.0 its investment. There are no other royalties payable on RYTELO, which was developed internally and is exclusively owned by Geron.

“RYTELO is an important therapy for the lower-risk MDS patient population, whom otherwise have limited options, and we look forward to its development in other hematologic malignancy indications. We are delighted to establish this partnership with Geron to help fuel their execution of significant commercial and development opportunities ahead,” said Pablo Legorreta, founder and Chief Executive Officer of Royalty Pharma.

Investment funds managed by Pharmakon Advisors, LP have committed to a 5-year, senior secured term loan of up to $250 million, of which a first tranche of $125 million has been drawn at closing. A portion of these proceeds were used to fully repay amounts owned under the Company’s existing loan with Hercules Capital, Inc. and Silicon Valley Bank ($86.5 million), which has been terminated. A second tranche of $75 million can be drawn at Geron’s option, subject to certain limited conditions, and a third tranche of $50 million can be drawn at Geron’s option upon reaching a specified RYTELO revenue milestone, in each case if requested prior to December 31, 2025. The facility contains no scheduled amortization payments, with all outstanding principal due at maturity in 2029, and there are no financial covenants. The loans bear interest at a variable rate per year equal to 5.75% plus the three-month Secured Overnight Financing Rate (SOFR), subject to a SOFR floor of 3.00%.

“The Geron team is driving commercial success in the U.S. with RYTELO, an innovative first-in-class telomerase inhibitor, and we look forward to supporting the company and management team as they plan for a potential launch in the EU and continue to develop the asset in additional hematologic malignancies,” said Pedro Gonzalez de Cosio, Chief Executive Officer of Pharmakon Advisors, LP.

TD Cowen served as financial advisor and Cooley LLP served as legal advisor to Geron. Goodwin Procter and Fenwick & West LLP served as legal advisors to Royalty Pharma and Akin Gump LLP served as legal advisor to Pharmakon Advisors, LP.

About Geron

Geron is a commercial-stage biopharmaceutical company aiming to change lives by changing the course of blood cancer. Our first-in-class telomerase inhibitor RYTELO™ (imetelstat) is approved in the United States for the treatment of certain adult patients with lower-risk myelodysplastic syndromes (LR-MDS) with transfusion dependent anemia. We are also conducting a pivotal Phase 3 clinical trial of imetelstat in JAK-inhibitor relapsed/refractory myelofibrosis (R/R MF), as well as studies in other myeloid hematologic malignancies. Inhibiting telomerase activity, which is increased in malignant stem and progenitor cells in the bone marrow, aims to reduce proliferation and induce death of malignant cells. To learn more, visit www.geron.com or follow us on LinkedIn.

Use of Forward-Looking Statements

Except for the historical information contained herein, this press release contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such statements, include, without limitation, those regarding: (i) the expected use of proceeds from the debt and synthetic royalty financings; (ii) projections and expectations regarding the sufficiency of the Company’s financial resources to fund its projected operating requirements, including to support commercial launch of RYTELO in the U.S. and complete its Phase 3 IMpactMF trial in relapsed/refractory myelofibrosis; (iii) the Company’s plans for the potential launch of RYTELO in the EU, subject to regulatory approval; (iv) the developmental and commercial potential of RYTELO; and (v) other statements that are not historical facts, constitute forward-looking statements. These forward-looking statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties, include, without limitation, risks and uncertainties related to: (a) whether Geron is successful in commercializing RYTELO (imetelstat) for the treatment of certain patients with LR-MDS with transfusion dependent anemia; (b) whether Geron overcomes potential delays and other adverse impacts caused by enrollment, clinical, safety, efficacy, technical, scientific, intellectual property, manufacturing and regulatory challenges in order to have the financial resources for and meet expected timelines and planned milestones; (c) whether regulatory authorities permit the further development of imetelstat on a timely basis, or at all, without any clinical holds; (d) whether any future safety or efficacy results of imetelstat treatment cause the benefit-risk profile of imetelstat to become unacceptable; (e) whether imetelstat actually demonstrates disease-modifying activity in patients and the ability to target the malignant stem and progenitor cells of the underlying disease; (f) that Geron may seek to raise substantial additional capital in order to continue the development and commercialization of imetelstat; (g) whether Geron meets its post-marketing requirements and commitments in the U.S. for RYTELO for the treatment of patients with LR-MDS with transfusion dependent anemia; (h) whether there are failures or delays in manufacturing or supplying sufficient quantities of imetelstat or other clinical trial materials that impact commercialization of RYTELO for the treatment of patients with LR-MDS with transfusion dependent anemia or the continuation of the IMpactMF trial; (i) that the projected timing for the interim and final analyses of the IMpactMF trial may vary depending on actual enrollment and death rates in the trial; (j) whether Geron stays in compliance with and satisfies its obligations under its debt and royalty financing agreements; and (i) whether the EMA will approve RYTELO for the treatment of patients with LR-MDS with transfusion dependent anemia and whether the FDA and EMA will approve imetelstat for other indications on the timelines expected, or at all. Additional information on the above risks and uncertainties and additional risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements are contained in Geron’s filings and periodic reports filed with the Securities and Exchange Commission under the heading “Risk Factors” and elsewhere in such filings and reports, including Geron’s quarterly report on Form 10-Q for the quarter ended June 30, 2024, and subsequent filings and reports by Geron. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, Geron disclaims any obligation to update these forward-looking statements to reflect future information, events, or circumstances.

CONTACT:

Aron Feingold

Vice President, Investor Relations and Corporate Communications

Kristen Kelleher

Associate Director, Investor Relations and Corporate Communications

investor@geron.com

media@geron.com

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